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                                  EXHIBIT 2.02

                                ESCROW AGREEMENT
                                ----------------

         This Escrow Agreement (hereinafter "Agreement") entered into on the 22nd day of May, 1997, by and between Specialty Chemical Resources, Inc., a Delaware corporation, (hereinafter "Purchaser"), Hysan Corporation, an Illinois corporation (hereinafter "Seller"), and Bank One Trust Company, NA, a national banking association (hereinafter "Escrow Agent"), all being duly authorized to execute and deliver this Agreement.

                                    RECITALS

         WHEREAS, Seller and Purchaser have entered into an Asset Purchase Agreement dated May 22, 1997 (hereinafter referred to as the "Purchase Agreement"), pursuant to which Purchaser will buy all of the Acquired Assets (as defined therein); and

         WHEREAS, Purchaser and Seller desire that, and have requested Escrow Agent be engaged in accordance with the terms and conditions hereof, and the funds designated for deposit with Escrow Agent shall be maintained in an interest bearing account (the "Escrow Account"); and

         WHEREAS, Escrow Agent is willing to perform such services in accordance with the terms and conditions hereof and has established the Escrow Account hereunder;

         NOW, THEREFORE, in consideration of the foregoing and the agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      TERMS

SECTION 1.        THE ESCROW AGENT.
                  -----------------
         A. The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth in this Agreement. No implied duties of Escrow Agent shall be read into this Agreement and Escrow Agent shall not be subject to, or obliged to recognize any other agreement between, or direction or instruction of, any or all the parties hereto even though reference thereto may be made herein.

         B. Escrow Agent shall invest the Escrow Account at the direction of Purchaser and Seller in (i) obligations issued or guaranteed by the United States of America by any agency or instrumentality thereof, (ii) obligations (including certificates of deposit and bankers' acceptances) of banks which at the date of their last public reporting had total assets in excess of $500,000,000, (iii) commercial paper rated at least AA or Aa, and (iv) money market funds invested exclusively in

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some or all of the securities described in the foregoing clauses (i), (ii) and
(iii). Income from any such investment shall be held by Escrow Agent, shall be reinvested in accordance with this section 1B and shall be considered part of the Escrow Account. If Purchaser and Seller fail to provide unanimous direction to Escrow Agent as to the manner in which Escrow Agent shall invest the Escrow Account in accordance with this section 1B, then Escrow Agent shall invest the Escrow Account in obligations (including certificates of deposit and bankers' acceptances) of banks which at the date of their last public reporting had total assets in excess of $500,000.00.

         C. Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, other than such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished, or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part hereof, then and in any of such events Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree with which it is advised by legal counsel of its own choosing is binding upon it, and if it complies with any such order, writ, judgment or decree it shall not be liable to any other party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         D. Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any instrument furnished to it hereunder and believed by it to be genuine and believed by it to have been signed or presented by the appropriate party or parties (including without limitation, with respect to any party which is a corporation, any instrument purporting to have been signed on its behalf by an authorized person listed on Exhibit A hereto (which list may from time to time be revised by such corporation)).

         E. Unless otherwise specifically indicated herein, Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited or received hereunder. All such collections shall be subject to the usual collection agreement regarding items received by its commercial banking department for deposit or collection. It shall not be required or have a duty to (i) notify anyone of any payment or maturity under the terms of any instrument deposited or received hereunder, or (ii) take any legal action to enforce payment of any check, note or security deposited or received hereunder. In the event that any funds, including cleared funds, deposited in the Escrow Account prove uncollectible after the funds represented thereby have been released by Escrow Agent pursuant to this Agreement, the party receiving the disbursement of said funds from Escrow Agent, if a party to this Escrow Agreement, shall immediately reimburse Escrow Agent upon request for the face amount of such check or checks, and Escrow Agent shall deliver the returned checks or other instruments to the party originally depositing said checks or instruments, who shall also be liable for any fees or expenses incurred as a result of the returned checks or instruments. The party originally depositing said checks or instruments shall not thereby be relieved

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of any obligation to deposit said funds. In the event that the party receiving the disbursement of said funds is not a party to this Escrow Agreement, Escrow Agent shall request such party to return said funds to Escrow Agent. If said party does not return the disbursed funds, then the party originally depositing said instrument with Escrow Agent shall immediately reimburse Escrow Agent for the face amount of said checks or instruments, and shall also reimburse Escrow Agent for any fees or expenses incurred as a result of the return of said checks or instruments. Escrow Agent shall have no liability for, or obligation to, pay interest on any money deposited or received hereunder.

         F. Escrow Agent shall not be responsible for the sufficiency or accuracy, or the form, execution, validity or genuineness, of documents or securities now or hereafter deposited or received hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of any person executing, depositing or delivering or purporting to execute, deposit or deliver any such document, security or endorsement or this Agreement, or on account of or by reason of forgeries, false representations, or the exercise of its discretion in any particular manner, nor shall Escrow Agent be liable for any mistake of fact or of law or any error of judgment, or for any act or omission, except as a result of its gross negligence or willful malfeasance. Escrow Agent's liability for any grossly negligent performance or non-performance shall not exceed its fees and charges in connection with the services provided hereunder. Under no circumstances shall Escrow Agent be liable for any general or consequential damages or damages caused, in whole or in part, by the action or inaction of Purchaser or Seller or any of their respective agents or employees. Escrow Agent shall not be liable for any damage, loss, liability, or delay caused by accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, acts of God or any cause which is reasonably unavoidable or beyond its reasonable control.

         G. Escrow Agent may consult with legal counsel of its own choosing and shall be fully protected in acting or refraining from acting in good faith and in accordance with the opinion of such counsel.

         H. In the event any demand, direction, instruction or request, not contemplated by the terms of this Agreement, is made upon Escrow Agent, then Purchaser and Seller hereby jointly and severally authorize Escrow Agent, at its election, to hold any funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Purchaser and Seller. Deposit by Escrow Agent of such funds with such court, or holding such funds until such court determines their disposition, after deducting therefrom its expenses incurred in connection with any such court action, shall relieve Escrow Agent of all liability and responsibility hereunder.

SECTION 2.        DELIVERIES.
                  -----------
         Any notices or payments which Escrow Agent is required or desires to give or make hereunder to any other party hereto shall be in writing and may be given by mailing the same to the address indicated below opposite the signature of such party (or to such other address as such party has theretofore substituted therefore by written notification to Escrow Agent), by certified mail,

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return receipt requested. In addition, a copy of notices so sent to Seller shall be sent via facsimile transmission to Seller's agent, Rudnick & Wolfe,
Attention: Michael L. Sklar, (312) 236-7516; a copy of notices so sent to Purchaser shall be sent via facsimile transmission to Purchaser's agent, Benesch, Friedlander, Coplan & Aronoff, Attention: Ira C. Kaplan,(216) 363-4588. Notices to Escrow Agent shall be in writing and shall not be deemed to be given until actually received by Escrow Agent's Corporate Trust department employee or officer who administers the Escrow Account pursuant to this Agreement. In addition, a copy of notices so sent to Escrow Agent by Purchaser shall be sent via facsimile transmission to Seller, with a copy to Seller's agent, and a copy of notices so sent to Escrow Agent by Seller shall be sent via facsimile transmission to Purchaser, with a copy to Purchaser's agent. Whenever under the terms hereof the time for giving notice or performing an act falls upon a Saturday, Sunday or Bank Holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

SECTION 3.        FEES AND EXPENSES OF ESCROW AGENT.
                  ---------------------------------
         The parties hereto hereby agree to share the fees, costs and expenses (including counsel fees and expenses) of Escrow Agent equally. Seller's portion of Escrow Agent's fees, costs and expenses shall be deducted from accrued interest in the Escrow Account. Escrow Agent shall have a first lien on any property held hereunder for payment of such fees, costs and expenses. If such fees, costs and expenses are not promptly paid. Escrow Agent shall have the right to (a) sell the property held hereunder and reimburse itself from the proceeds of such sale, or (b) reimburse itself from the cash held hereunder.

SECTION 4.        DISTRIBUTION.
                  -------------
         A. Escrow Agent shall release all or part of the Escrow Fund to Seller or Purchaser from time to time (i) upon receipt of and in accordance with (a) joint written instructions signed by an authorized person of Seller and an authorized person of Purchaser or (b) a certified arbitration award pursuant to Sections 1.5d or 10.9 of the Purchase Agreement; or (ii) as provided in Section 4B or 4D below.

         B. Subject to this Section 4, on January 31, 1998 (the "Release Date"), Escrow Agent shall immediately release the Escrow Fund to Seller.

         C. Subject to Section 4D below, if on or before the Release Date, an Inventory Claim Notice (as defined below) is outstanding or Escrow Agent has received written notice from Purchaser ("Claim Notice") that it claims in good faith that Seller is obligated to indemnify Purchaser pursuant to Article VIII of the Purchase Agreement, Escrow Agent shall continue to hold and retain any amounts remaining in the Escrow Fund up to the value of the amount of indemnification claimed and claimed by Purchaser to be due to it, if any, under an Inventory Claim Notice, until release is otherwise required pursuant to
Section 4A(i) above.

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         D. Notwithstanding Escrow Agent's receipt of a Claim Notice, no amounts payable on the Claim Notice shall be paid until such time as all amounts due on an Inventory Claim Notice, if any, shall have been paid in accordance with
Section 4A(i). For purposes of this Agreement, an "Inventory Claim Notice" is a notice for payment of an inventory adjustment pursuant to Section 1.5(b) of the Purchase Agreement. Purchaser shall not be entitled to and Escrow Agent shall not make any payment on any claims contained in an Inventory Claim Notice, unless such Inventory Claim Notice is received by Escrow Agent and Seller on or before June 23, 1997.

         E. Subject to 4D, promptly upon receipt from Purchaser of a Claim Notice, Escrow Agent will forward a copy of the Claim Notice to Seller by registered or certified mail, postage prepaid, return receipt requested, or by facsimile transmission. Unless Seller gives Purchaser and Escrow Agent notice in writing ("Contest Notice") within thirty (30) days after the date of receipt of the Claim Notice by Escrow Agent that Seller intends to contest the Claim Notice, Escrow Agent shall notwithstanding anything to the contrary contained herein and without further instructions, deliver to Purchaser such amount of the Escrow Fund as is equal in value to the amount specified in the Claim Notice, unless Escrow Agent shall have received written notice from Purchaser that such claim has been satisfied by Seller outside of this Agreement. If Escrow Agent duly receives a Contest Notice, it shall continue to retain the specified amount of the Escrow Fund until release is otherwise required pursuant to Section 4A, above.

         F. Upon distribution of all of the Escrow Fund pursuant to this Agreement, Escrow Agent shall be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith.

SECTION 5.        INDEMNIFICATION OF ESCROW AGENT.
                  --------------------------------
         Purchaser and Seller hereby agree jointly and severally to protect, defend, indemnify and hold harmless Escrow Agent against and from any and all costs, losses, liabilities, expenses (including reasonable counsel fees and expenses) and claims imposed upon or asserted against Escrow Agent on account of an action taken or omitted to be taken in connection with its acceptance of or performance of its duties and obligations under this Agreement as well as the costs and expense of defending itself against any claim or liability arising out of or relating to this Agreement. Notwithstanding the foregoing, Purchaser and Seller shall not be required to indemnify Escrow Agent for any costs, losses, liabilities, expenses and claims incurred which are a result of reckless or intentional conduct, in the form of acts or omissions on the part of Escrow Agent or its agents. This indemnification shall survive the release, discharge, termination, and/or satisfaction of the Agreement.

SECTION 6.        ACKNOWLEDGMENT OF ESCROW AGENT AND SELLER.
                  ------------------------------------------
         Escrow Agent and Seller hereby acknowledge that Purchaser has assigned its rights under this Agreement to Star Bank, National Association ("Star"), 425 Walnut Street, Cincinnati, Ohio 45202, and that subject to the terms and conditions of said assignment, Star may exercise the rights of Purchaser under this Agreement. For purposes of the notice requirements under this Escrow

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Agreement, the parties hereto shall not be required to give notice to Star unless and until each Seller and Escrow Agent have received from Star notice that an "Event of Default" has occurred under the "Loan Documents", as the terms Event of Default and Loan Documents are defined in the Financing Agreement between Purchaser and Star dated September 18, 1996, as amended.

SECTION 7.        RESIGNATION OF ESCROW AGENT.
                  ----------------------------
         It is understood that Escrow Agent reserves the right to resign as Escrow Agent at any time by giving written notice of its resignation, specifying the effective date thereof, to each of the other parties hereto. Said effective date must not precede thirty (30) days from the date written notice of the resignation is received by Purchaser and Seller. Within fifteen (15) days after receiving the aforesaid notice, the other party or parties hereto shall appoint a successor Escrow Agent to which Escrow Agent may distribute the property then held hereunder, less its fees, costs and expenses (including reasonable counsel fees and expenses) which may remain unpaid at that time. If a successor Escrow Agent has not been appointed and has not accepted such appointment by the end of such thirty (30) day period, Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

SECTION 8.        ENTIRE AGREEMENT.
                  -----------------
         This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written and oral, among the parties with respect to such subject matter.

SECTION 9.        MODIFICATION.
                  -------------
         None of the terms or conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Purchaser, Seller, and Escrow Agent.

SECTION 10.       ENFORCEABILITY.
                  ---------------
         A. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         B. This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by and against the respective successors and assigns of the parties to this Agreement.

         C. This Agreement shall be construed, enforced and administered in accordance with the laws of the State of Illinois.

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SECTION 11.       HEADINGS DESCRIPTIVE
                  --------------------
         The headings of the several sections of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this agreement.

SECTION 12.       BUSINESS DAY.
                  -------------
         Business day shall mean a day on which commercial banks in Cleveland, Ohio are open for the general transaction of business. If any action or time for performance pursuant to this Agreement is to occur on any Saturday, Sunday or holiday, such time for action or performance shall be extended to the next Business Day.

SECTION 13.       EXECUTION IN COUNTERPARTS.
                  --------------------------
         This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, Purchaser, Seller, and Escrow Agent have caused this agreement to be executed by their authorized representative as of the date first above written.

"PURCHASER"

SPECIALTY CHEMICAL                           9100 Valley View Road
RESOURCES, INC.                              Macedonia, Ohio 44056

By: /s/ Corey Roth
   ---------------------------------
Its: Vice President
   ---------------------------------

"SELLER"

HYSAN CORPORATION                            1415 Louisiana, Suite 3000
                                             Houston, Texas 77002-7349

By: /s/ David Hoffmeister
   ---------------------------------
Its: President
   ---------------------------------

"ESCROW AGENT"

BANK ONE TRUST COMPANY, NA                   100 East Broad Street

                                             Columbus, Ohio 43215-0181
By: /s/ Michael Dockman
   ---------------------------------
Its: Assistant Vice President
   ---------------------------------

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                                    EXHIBIT A
                                    ---------

            Authorized Persons of Specialty Chemical Resources, Inc.
            --------------------------------------------------------

Edwin M. Roth
Corey B. Roth
David Spink
John Ehlert

                     Authorized Persons of Hysan Corporation
                     ---------------------------------------

Paul H. Brown
Stephen Johnston
  Richard E. Blohm, Jr.

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